Exhibit 7.(b)

LIMITED STANDSTILL AGREEMENT

This AGREEMENT (the “Agreement”) is made as of the 15th day of December, 2004, by the signators hereto (the “Holder”), in connection with his ownership of shares of Diametrics Medical, Inc., a Minnesota corporation (the “Company”).

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

1.                                      Background.

a.                                       Holder is the beneficial owner of the amount of shares of the Common Stock, $0.01 par value, of the Company (“Common Stock”) designated on the signature page hereto and/or the holder of Preferred Stock, Warrants, debt instruments or other instruments convertible into or exercisable for Common Stock (“Convertibles”) described on the signature page hereto.

b.                                      Holder acknowledges that the Company has entered into or will enter into agreements with certain subscribers (the “Subscribers”) for the sale of up to $3,000,000 in aggregate principal amount of Convertible Notes and Warrants to the Subscribers (the “Offering”). Holder understands that, as a condition to proceeding with the Offering, the Subscribers have required, and the Company has agreed to assist the Subscribers in obtaining, an agreement from the Holder to refrain from selling any securities of the Company and from exercising or converting the Convertibles into Common Stock from the date of the Subscription Agreement until eighteen (18) months after the Actual Effective Date as defined in the Subscription Agreement (the “Restriction Period”), subject to Section 2(d) below. Except as set forth on the signature page hereto the Holder does not own or have the right to acquire any other Common Stock or Convertibles.

2.                                      Share Restriction.

a.                                       Holder hereby agrees that during the Restriction Period, the Holder will not sell or otherwise dispose of any shares of Common Stock or any Convertibles or any other security of the Company which Holder owns or has a right to acquire as of the date hereof (the “Restricted Securities”), other than in connection with an offer made to all shareholders of the Company or any merger, consolidation or similar transaction involving the Company. Holder further agrees that the Company is authorized to and the Company agrees to place “stop orders” on its books to prevent any transfer of Restricted Securities held by Holder, which transfer or exercise would be in violation of this Agreement.

b.                                      Any subsequent issuance to and/or acquisition of Common Stock or Convertibles by Holder will be subject to the provisions of this Agreement; provided that this Agreement shall not apply to any Common Stock acquired by Holder in open market transactions.

c.                                       Notwithstanding the foregoing restrictions on transfer, the Holder may, at any time and from time to time during the Restriction Period, transfer the Restricted Securities (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Holder, provided that any such transfer shall not involve a  disposition for value, (iii) to a partnership which is the general partner of a partnership of which the Holder is a general partner, provided, that, in the case of any gift or transfer described in clauses (i), (ii) or (iii), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned. For purposes hereof, “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin.

d.                                      Notwithstanding the foregoing, the Holder may transfer an amount of Restricted Securities (calculated on an as converted basis) equal to fifty percent (50%) of the Common Stock presently held and issuable upon conversion of the Convertibles as set forth below, from and after the date each of (i) Longview Fund, LP, Longview Equity Fund, LP, Longview International Equity Fund, LP, Camden International (collectively “Longview”), and (ii) Mercator Momentum Fund III L.P., Mercator Momentum fund L.P., and Monarch Pointe Fund, Ltd., Mercator Advisory Group LLC, and Mercator Focus Fund, LP (collectively “Mercator”), sell fifty percent (50%) of the amount of Common Stock presently owned and issuable to each of Longview and Mercator upon conversion of the Convertibles described on Schedule A hereto. The Holder shall not be subject to any transfer restrictions described in this Agreement from and after the date each of Longview and Mercator sell seventy-five percent (75%) of the Common stock presently owned and issuable to each of Longview and Mercator upon conversion of the Convertibles described on Schedule A hereto.

3.                                      The Company acknowledges and confirms that its has entered into Limited Standstill Agreements on the same terms as this Agreement (the “Other Standstill Agreements”) with each of the other holders of Convertibles and Common Stock listed on Schedule 9.1(q) to the Subscription Agreement dated as of the date hereof among the Company and the Subscribers (the “Other Bound Parties”). The Company agrees that it will not amend, modify, waive, cancel or terminate any provision of any of the Other Standstill Agreements in a manner beneficial to any or all of the Other Bound Parties unless such amendment, modification, waiver, cancellation or termination is granted with respect to this Agreement for the benefit of the Holder on the same terms and for the same consideration as are provided to the Other Bound Parties. To the extent that consideration is paid or otherwise delivered to any of the Other Bound Parties directly or indirectly in respect of the Other Standstill Agreements, the Holder shall receive the same consideration at the same time as it is paid or otherwise delivered to any of the Other Bound Parties. For the avoidance of doubt, in respect of this Agreement and the Other Standstill Agreements, the Company shall not treat any Other Bound Party in any manner that is superior or more favorable to the manner in which the Holder is being treated.

4.                                      Miscellaneous.

a.                                       At any time, and from time to time, after the signing of this Agreement, Holder will execute such additional instruments and take such action as may be reasonably requested by the Subscribers to carry out the intent and purposes of this Agreement.

b.                                      This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York, except to the extent that the securities laws of the state in which Holder resides and federal securities laws may apply.

c.                                       This Agreement contains the entire agreement of the Holder with respect to the subject matter hereof.

d.                                      This Agreement shall be binding upon Holder, its legal representatives, successors and assigns.

e.                                       This Agreement may be executed by facsimile signature and delivered by telecopier and such executed copy shall be deemed an original agreement.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the day and year first above written.

HOLDER:

BCC ACQUISITION II LLC

By:	Bay City Capital Fund I, L.P., its Manager

By:	Bay City Capital Management LLC, its
general partner

By:	/s/ Fred Craves
Name:
Title:

BCC ACQUISITION II LLC
(Print Name of Holder)

—
Number of Shares of Common Stock
Beneficially Owned

$6,381,665 Conv. Sr. Secured Fixed Rate Notes
Warrant to purchase 4,686,580
5000 shares series G Convertible Preferred
Description of Convertibles subject to this
Agreement

COMPANY:

DIAMETRICS MEDICAL, INC.

By:	/s/ David B. Kayson

IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the day and year first above written.

HOLDER:

By:	/s/ Gerald L. Cohn
Gerald L. Cohn, not individually, but
solely as trustee of the Gerald L. Cohn
Revocable Trust

Gerald L. Cohn Revocable Trust
(Print Name of Holder)

128,671
Number of Shares of Common Stock
Beneficially Owned

$400,000 Convertible Senior Secured
Fixed Rate Note
Warrant to purchase 269,324.32
Description of convertibles subject to this
Agreement

COMPANY:

DIAMETRICS MEDICAL, INC.

By:	/s/ David B. Kayson

IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the day and year first above written.

HOLDER:

HANNAH S. AND SAMUEL A. COHN
MEMORIAL FOUNDATION

By:	/s/ Thomas L. Burns
	Name:	Thomas L. Burns
	Title :	President

HANNAH S. AND SAMUEL A. COHN
MEMORIAL FOUNDATION

(Print Name of Holder)

Number of Shares of Common Stock
Beneficially Owned

100,000 Conv. Sr. Secured
Fixed Rate Note
7%, due 8/4/05, warrant to Purchase 57,768.30
Description of Convertibles subject to this
Agreement

COMPANY:

DIAMETRICS MEDICAL, INC.

By:	/s/ David B. Kayson

IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the day and year first above written.

HOLDER:

AEOW 96, LLC

By:
Name:
Title :

AEOW 96, LLC
(Print Name of Holder)

Number of Shares of Common Stock
Beneficially Owned

$ 100,000 Convertible Senior Secured
Fixed Rate Note
Warrant to Purchase 57,768.30
Description of Convertibles subject to this
Agreement

COMPANY:

DIAMETRICS MEDICAL, INC.

By:	/s/ David B. Kayson